Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

SANTANDER HOLDINGS USA, INC.

(Exact name of obligor as specified in its charter)

Virginia	23-2453088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 State Street,

Boston, Massachusetts 02109

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerard A. Chamberlain

Senior Deputy General Counsel and Executive Vice President

SANTANDER HOLDINGS USA, INC.

75 State Street

Boston, Massachusetts 02109

(617) 346-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Mark F. Veblen, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Debt Securities

(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated March 29, 2019, copy attached.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 27th day of December, 2019.

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

ENDFederal Financial Institutions Examination CouncilConsolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041Report at the close of business September 30, 2019This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions.The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations.I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supportingSignature of Chief Financial Officer (or Equivalent)Date of SignatureSubmission of ReportsEach bank must file its Reports of Condition and Income (Call Report) data by either:(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR.The software vendor or other party then must electronically submit the bank’s data file to the CDR.For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.(20190930)(RCON 9999)Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.Director (Trustee) Director (Trustee) Director (Trustee)FDIC Certificate Number 623 (RSSD 9050)To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.DEUTSCHE BANK TRUST COMPANY AMERICASLegal Title of Bank (RSSD 9017)NEW YORKCity (RSSD 9130)NY 10005State Abbreviation (RSSD 9200) Zip Code (RSSD 9220)The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 041 RSSD-ID 214807 Report Date 9/30/2019 Last Updated on 10/30/2019 13Schedule RC - Balance SheetAll schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.Dollar amounts in thousands1. Cash and balances due from depository institutions (from Schedule RC-A):1.a. Noninterest-bearing balances and currency and coin1RCON008150,0001.a.b. Interest-bearing balances2RCON007114,667,0001.b.2. Securities:2.a. Held-to-maturity securities (from Schedule RC-B, column A)3RCONJJ3402.a.b. Available-for-sale securities (from Schedule RC-B, column D)RCON177302.b.c. Equity securities with readily determinable fair values not held for trading4RCONJA226,0002.c.3. Federal funds sold and securities purchased under agreements to resell:3.a. Federal funds soldRCONB98703.a.b. Securities purchased under agreements to resell5RCONB98913,204,0003.b.4. Loans and lease financing receivables (from Schedule RC-C):4.a. Loans and leases held for saleRCON536904.a.b. Loans and leases held for investmentRCONB52810,758,0004.b.c. LESS: Allowance for loan and lease lossesRCON31239,0004.c.d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)7RCONB52910,749,0004.d.5. Trading assets (from Schedule RC-D)RCON354505.6. Premises and fixed assets (including capitalized leases)RCON214522,0006.7. Other real estate owned (from Schedule RC-M)RCON21502,0007.8. Investments in unconsolidated subsidiaries and associated companiesRCON213008.9. Direct and indirect investments in real estate venturesRCON365609.10. Intangible assets (from Schedule RC-M)RCON214319,00010.11. Other assets (from Schedule RC-F)6RCON21601,553,00011.12. Total assets (sum of items 1 through 11)RCON217040,272,00012.13. Deposits:13.a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)RCON220027,156,00013.a.1. Noninterest-bearing8RCON663110,807,00013.a.1.2. Interest-bearingRCON663616,349,00013.a.2.b. Not applicable13.b.14. Federal funds purchased and securities sold under agreements to repurchase:14.a. Federal funds purchased9RCONB9931,295,00014.a.b. Securities sold under agreements to repurchase10RCONB995014.b.15. Trading liabilities (from Schedule RC-D)RCON3548015.16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from ScheduleRCON3190371,00016.RC-M)17. Not applicable17.18. Not applicable18.19. Subordinated notes and debentures8RCON3200019.20. Other liabilities (from Schedule RC-G)RCON29301,937,00020.1. Includes cash items in process of collection and unposted debits.2. Includes time certificates of deposit not held for trading.3. Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.4. Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.5. Includes all securities resale agreements, regardless of maturity.7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.8. Includes noninterest-bearing demand, time, and savings deposits.9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 10. Includes all securities repurchase agreements, regardless of maturity.8. Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICASFFIEC 041RSSD-ID 214807Report Date 9/30/2019Last Updated on 10/30/201914Dollar amounts in thousands21. Total liabilities (sum of items 13 through 20)RCON294830,759,00021.22. Not applicable22.23. Perpetual preferred stock and related surplusRCON3838023.24. Common stockRCON32302,127,00024.25. Surplus (exclude all surplus related to preferred stock)RCON3839904,00025.26. Not available26.a. Retained earningsRCON36326,483,00026.a.b. Accumulated other comprehensive income1RCONB530-1,00026.b.c. Other equity capital components2RCONA130026.c.27. Not available27.a. Total bank equity capital (sum of items 23 through 26.c)RCON32109,513,00027.a.b. Noncontrolling (minority) interests in consolidated subsidiariesRCON3000027.b.28. Total equity capital (sum of items 27.a and 27.b)RCONG1059,513,00028.29. Total liabilities and equity capital (sum of items 21 and 28)RCON330040,272,00029.1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive levelRCON6724NR M.1.of auditing work performed for the bank by independent external auditors as of any date during 20182. Bank’s fiscal year-end date (report the date in MMDD format)RCON8678NRM.2.1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.